AGREEMENT FOR JOINT FILING
Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., Advent Industrial II L.P. and TA Venture Investors Limited Partnership hereby agree that TA Associates shall file with the Securities and Exchange Commission a joint schedule 13G on behalf of the above-named parties concerning their beneficial ownership of Workgroup Technology Corporation.

Dated:

ADVENT VI L.P.
By:  TA Associates VI L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
    ---------------------------------------------------------
        Thomas P. Alber, Chief Financial Officer

ADVENT ATLANTIC AND PACIFIC II L.P.
By:  TA Associates AAP II Partners L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
    ---------------------------------------------------------
        Thomas P. Alber, Chief Financial Officer

ADVENT NEW YORK L.P.
By:  TA Associates VI L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
    ---------------------------------------------------------
        Thomas P. Alber, Chief Financial Officer

ADVENT INDUSTRIAL II L.P.
By:  TA Associates VI L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
    ---------------------------------------------------------
        Thomas P. Alber, Chief Financial Officer

TA VENTURE INVESTORS LIMITED PARTNERSHIP

By:
    ---------------------------------------------------------
        Thomas P. Alber, Chief Financial Officer